Exhibit 99.1

WANDA HENTON BROWN

29 A. P. Owen Road

Smith’s, FL 05, Bermuda

441 236-1543

February 11, 2008

Mr. Frederick W. Buckman

Chair, Nominating & Corporate Governance Committee

StanCorp Financial Group, Inc. & Standard Insurance Company

Mr. Eric E. Parsons

Chairman, President and CEO

StanCorp Financial Group, Inc. & Standard Insurance Company

Dear Fred and Eric:

It is with regret that I inform you that I have chosen not to stand for re-election as a Director at the 2008 Annual Meeting of StanCorp Financial Group, Inc. due to my increased responsibilities outside of StanCorp and resulting scheduling conflicts. My decision not to stand for re-election is not due to any disagreements with the Board.

I also hereby tender my resignation as a Director of Standard Insurance Company and The Standard Life Insurance Company of New York.

It has been a pleasure serving on the Boards. I have immensely enjoyed getting to know, and working with, the other Directors and each of you.

Thank you so much.

/s/ Wanda Henton Brown
Wanda Henton Brown